Exhibit 99.1

AGREEMENT AND AMENDMENT NUMBER 2 TO WAREHOUSING AGREEMENT

This AMENDMENT and AGREEMENT, dated as of February 12, 2008 (this "Amendment and Agreement"), to the Credit and Warehouse Agreement, dated as of May 2, 2006, by and among MCG COMMERCIAL LOAN TRUST 2006-2, (the "Issuer"), MCG CAPITAL CORPORATION, (the "Collateral Manager"), and MERRILL LYNCH CAPITAL CORP., ("Merrill Lynch"), as such agreement is amended by that certain Agreement and Amendment Number 1, by and among the Issuer, the Collateral Manager and Merrill Lynch, dated as of October 23, 2007 (as amended, supplemented or otherwise modified, the "Existing Warehousing Agreement"; as amended hereby and as further amended, supplemented or otherwise modified from time to time, the "Warehousing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Warehousing Agreement.

RECITALS

WHEREAS the Issuer, Manager and Merrill Lynch are parties to the Existing Warehousing Agreement and, in accordance with Section 17 thereof, the parties hereto desire to amend the Existing Warehousing Agreement and enter into an agreement as set forth below;

WHEREAS, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Collateral Manager are parties to that certain agreement entitled "Engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with a collateralized debt obligation transaction ("CDO") for MCG Commercial Loan Trust 2006-2," dated May 2, 2006, as amended by Amendment Number 1 dated as of October 23, 2007 (the "Existing Engagement Agreement");

WHEREAS, the parties to the Existing Engagement Agreement contemplate entering into Amendment Number 2, amending the Existing Engagement Agreement, effective as of the date first set forth above (the "Engagement Agreement Amendment");

NOW, THEREFORE, the parties hereto agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, that the Existing Warehousing Agreement is hereby amended as follows and the parties hereto, intending to be legally bound, hereby agree as follows:

    Amendments.

        In Exhibit A to the Existing Warehousing Agreement, the following definition is hereby added in its appropriate alphabetical order as follows:

        ""Amendment No. 2 Effective Date" means February 29, 2008."

        In Exhibit A to the Existing Warehouse Agreement, the definition of "Ineligible Loan" is hereby amended by deleting the word "Loan" and inserting in its place the word "Obligation".

        In Exhibit A to the Existing Warehousing Agreement, each of the following definitions is hereby amended and restated in its entirety as follows:

        ""Advance Rate" means 75%; provided that on any day after the Amendment No. 2 Effective Date, it shall mean 75% for any Senior Secured Loan and 70% for all other Loans."

        ""Facility Amount" means $200,000,000; provided that it shall mean (i) for the period commencing on April 21, 2008 and ending on May 30, 2008, $82,500,000; (ii) for the period commencing on May 31, 2008 and ending on July 20, 2008, $55,000,000; (iii) for the period commencing on July 21, 2008 and ending on August 30, 2008, $27,500,000; and (iv) as of August 31, 2008, $0."

        ""Financing Cost" means, with respect to any Participation, the sum of (x) an amount obtained by (a) calculating for each day during the Carry Period for such Participation the product of (i) the Adjusted Purchase Price in respect of such Participation on such day multiplied by (ii) LIBOR applicable on such day plus, with respect to each day on or prior to the Amendment No. 2 Effective Date, 0.75%, and, with respect to each day after the Amendment No. 2 Effective Date, 1.50%, in each case multiplied by (iii) 1/360 and (b) summing the products obtained pursuant to the foregoing clause (a) plus (y) any Administrative Fees paid by Merrill Lynch hereunder."

        ""Monthly Settlement Date" means (a) the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next Business Day) during the period commencing on the date of this Agreement and ending on the Closing Date and (b) upon one Business Day prior written notice to Merrill Lynch, any Business Day selected by the Collateral Manager, provided that no Collateral Event or Collateral Manager Event has occurred and is continuing."

        ""Target Date": means August 31, 2008; provided that the Target Date may be extended by written agreement of each of Merrill Lynch and the Collateral Manager."

        ""Termination Date" means the earliest to occur of (a) the Target Date, (b) the Closing Date, (c) the date of any termination or expiration of the Engagement Letter, (d) upon a notice from Merrill Lynch to terminate this Agreement at any time a Collateral Manager Event (other than a Collateral Manager Event described in clause (d) of the definition of "Collateral Manager Event") has occurred and is continuing, (e) if Merrill Lynch so determines in its sole discretion, the date on which the sum of the Collateral Value Decrease and the aggregate Net Losses exceeds 15% of the aggregate Hedge Adjusted Purchase Price of all Loans outstanding on such date, and (f) upon a notice from Merrill Lynch to terminate this Agreement at any time the Issuer shall fail (and such failure shall remain uncured for two Business Days) to reduce the Facility Amount as of the date therein specified or make a payment pursuant to Section 2(c) of the Agreement and Amendment Number 2 to Warehousing Agreement, dated as of February 12, 2008, by and among the parties to this Agreement."

        Section 1(d) of the Existing Warehouse Agreement is hereby amended by deleting the phrase "three Business Days'" in the first sentence of the section and inserting in its place the phrase "one Business Day's".

        Section 3(d)(ii) of the Existing Warehouse Agreement is hereby amended and restated in its entirety as follows:

        "(ii) on each Monthly Settlement Date on or after the Amendment No. 2 Effective Date, all Distributions on deposit in the Escrow Account constituting principal proceeds with respect to a particular Assigned Interest (calculated as of the 11th day of the calendar month when the Monthly Settlement Date is on the 18th day of such month or otherwise one Business Day prior to the Monthly Settlement Date) shall be distributed, first, to Merrill Lynch, until the Adjusted Purchase Price of the Participation and Call Option with respect to such Assigned Interest has been reduced to zero, and second, the remainder, if any, to the Trust Depositor; and"

        Section 3(e) of the Existing Warehouse Agreement is hereby amended by deleting the phrase "2 Business Days'" in the section and inserting in its place the phrase "one Business Day's".

        Section 7(e) of the Existing Warehouse Agreement is hereby amended and restated in its entirety as follows:

    "(e) The Collateral Manager (on behalf of the Issuer) may direct the sale of any Assigned Interest at any time during the Carry Period (but in no event later than 10 Business Days prior to the Termination Date); provided that any such sale may be made only with the prior written consent of Merrill Lynch if (i) as of the date of the proposed sale, a Collateral Event or a Collateral Manager Event has occurred and is continuing or (ii) the sale of such Assigned Interest would result in a Realized Loss. The net proceeds from such sale shall be used by the Issuer to repurchase from Merrill Lynch the related Participation; provided that for the avoidance of doubt, Net Gain or Net Loss shall be apportioned as described in Sections 7(a), 7(b) or 7(c), as applicable."

    Covenants.

        The Issuer hereby agrees that from and after the effective date of this Amendment and Agreement, it shall make Prepayments to Merrill Lynch or repurchase Participations and Call Options from Merrill Lynch, or some combination thereof, such that the sum of the Adjusted Purchase Prices of all of the Assigned Interests subject to Participations and Call Options, after giving effect to any such Prepayments or repurchases, shall, as of the following respective dates, be equal to or less than the following respective amounts set forth next to each such date: (i) as of April 21, 2008, $82,500,000; (ii) as of May 31, 2008, $55,000,000; (iii) as of July 21, 2008, $27,500,000; and (iv) as of August 31, 2008, $0 (each such date, a "Pay-Down Date").

        If the Issuer shall fail to satisfy the covenant in Section 2(a) of this Amendment and Agreement on any Pay-Down Date and such failure shall remain uncured for two Business Days, such failure shall constitute a default by the Issuer, and Merrill Lynch shall have all of the rights and remedies provided to it pursuant to Section 9(d) of the Existing Warehouse Agreement.

        If, on February 29, 2008, the Adjusted Purchase Price of any Participation with respect to an Assigned Interest that is not a Senior Secured Loan exceeds an amount equal to the product of 70% and the aggregate outstanding principal balance of such Assigned Interest as of such date, then on such date, the Issuer and the Collateral Manager hereby (jointly and severally) agree to pay to Merrill Lynch an amount equal to such excess, which payment shall constitute a Prepayment under the Warehousing Agreement and shall reduce the Adjusted Purchase Price of such Participation.

    Condition Precedent. This Amendment and Agreement shall become effective on the later to occur of the date (the "Amendment Effective Date") on which the Collateral Manager has received this Amendment and Agreement executed and delivered by the parties hereto and the date on which the Engagement Agreement Amendment has been executed and delivered by the parties thereto.

    Representations. Each party to this Amendment and Agreement hereby represents and warrants to each other party to this Amendment and Agreement as follows.

        it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

        it has full power and authority and has taken all action necessary to execute and deliver this Amendment and Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;

        the making and performance by it of this Amendment and Agreement do not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets is subject, or any provision of its charter or by-laws except for such violations that individually and the aggregate do not have a Material Adverse Effect;

        this Amendment and Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies); and

        all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for, the validity or enforceability of its obligations under this Amendment and Agreement have been obtained.

    Limited Effect. Except as expressly amended and modified by this Amendment and Agreement, the Existing Warehousing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that from and after the Amendment Effective Date all references to the Agreement therein or in any related document shall be deemed to be a reference to the Existing Warehousing Agreement as amended hereby. The execution of this Amendment and Agreement by the Issuer and the Collateral Manager shall not operate as a waiver of any of their respective rights, powers or privileges under the Agreement or any related document, except as expressly set forth herein.

    Counterparts. This Amendment and Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment and Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

    GOVERNING LAW. THIS AMENDMENT AND AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AMENDMENT AND AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AMENDMENT AND AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MCG COMMERCIAL LOAN TRUST 2006-2, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: /s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Senior Financial Services Officer

[Signatures Continued on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MERRILL LYNCH CAPITAL CORP.

By: /s/ Bilal Rashid
Name: Bilal Rashid
Title:

[Signatures Continued on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed and delivered as of the day and year first above written.

MCG CAPITAL CORPORATION, as Collateral Manager

By: /s/ Samuel G. Rubenstein
Name: Samuel G. Rubenstein
Title: Executive Vice President

[Signatures Continued on the Following Page]

ACKNOWLEDGED, CONSENTED AND AGREED TO:

By: WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian

By: /s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Assistant Vice President